UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2010

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

2011 Annual Meeting Date

On December 7, 2010, Nordson Corporation issued a press release announcing that it plans to hold its 2011 Annual Meeting of Shareholders (the "2011 Annual Meeting") on Tuesday, March 1, 2011. Shareholders of record as of the close of business on January 3, 2011 will be entitled to notice of and to vote at the 2011 Annual Meeting. A copy of the press release, dated December 7, 2010 is filed herewith as Exhibit 99.1. The description of the press release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with Nordson Corporation’s regulations, for business to be brought before the upcoming Annual Meeting of Shareholders but not included in the Proxy Statement for the Annual Meeting, to be considered timely, written notice must be delivered no later than the close of business on December 31, 2010 c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145. Such notices must also comply with the requirements of Nordson’s regulations and other applicable law, and may not be presented at the Annual Meeting otherwise.

Item 9.01 Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits

c.) Exhibits

99.1 Press release dated December 7, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

December 7, 2010	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated as of December 7, 2010